Exhibit 10.05

EXECUTION VERSION

Second Amendment to Loan and Security Agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”), dated as of March 31, 2015, is among Amyris, Inc., a Delaware corporation (the “Parent”), and each of its Subsidiaries that has delivered a Joinder Agreement (as defined herein) (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and together with Parent, collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

Recitals

A.Parent, Subsidiary Guarantors, Lender and Agent have previously entered into that certain Loan and Security Agreement, dated as of March 29, 2014, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 12, 2014, (as further amended from time to time, the “Loan and Security Agreement”), pursuant to which, among other things, Lender has provided a term loan to Borrower in the aggregate amount of Thirty Million Dollars ($30,000,000).

B.Borrower has, among other things, requested that Lender provide an additional Fifteen Million Dollar ($15,000,000) Term Loan.

C.In response to the request of Borrower, and in reliance upon the representations made in support thereof, and the other terms and provisions of this Amendment, the parties hereto desire to amend the Loan and Security Agreement as set forth herein and on the terms and conditions contained herein.

Now, Therefore, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.Defined Terms.  Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Loan and Security Agreement.

2.Amendments to Loan and Security Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment and effective as of the Second Amendment Effective Date (notwithstanding the date of execution of this Amendment), the Loan and Security Agreement is hereby amended as follows:

(a)New definitions of “Second Amendment”, “Second Amendment Effective Date”, “Subsequent Term Loan Advance”, “Subsequent Term Loan Advance Condition”, “Subsequent Term Loan Availability Period”, “Subsequent Term Loan Facility”, “Subsequent Term Loan Interest Rate”, and “Subsequent Term Loan Maturity Date” are hereby inserted into Section 1 of the Loan and Security Agreement in appropriate alphabetical order:

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement, dated as of March __, 2015, between Parent, the Subsidiary Guarantors, Lender and Agent.

“Second Amendment Effective Date” means the date specified in Section 3 of the Second Amendment.

“Subsequent Term Loan Advance” is defined in Section 2.2(a) of this Agreement.

“Subsequent Term Loan Advance Condition” means the sale of Parent’s Common Stock in a minimum amount to be determined by Agent in its discretion after consultation with the Parent pursuant to the terms of the Common Stock Purchase Agreement and Registration Rights Agreement entered into on or about February 24, 2015 between the Parent and Nomis Bay Ltd, to the extent such shares can be sold (and in such amounts), under the terms of such agreements between the Parent and Nomis Bay Ltd; provided, however, if shares of Common Stock are not permitted to be sold thereunder, the Subsequent Term Loan Advance Condition will not be satisfied.

“Subsequent Term Loan Availability Period” means the earlier to occur of (i) Subsequent Term Loan Maturity Date and (ii) termination of the Subsequent Term Loan Facility by Parent pursuant to the terms of this Agreement.

Subsequent Term Loan Facility” means availability of the Subsequent Term Loan Advances during the Subsequent Term Loan Availability Period.

“Subsequent Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.25% and (ii) 9.5%.

“Subsequent Term Loan Maturity Date” means, subject to the provisions hereof, the earlier to occur of (i) March 31, 2016, (ii) the issuance by Parent of Common Stock or other equity securities in an aggregate amount of Twenty Million Dollars ($20,000,000) and (iii) the termination by Parent or Agent of the Subsequent Term Loan Facility pursuant to the terms of this Agreement.

(b)The definitions of “Term Loan Advance”, “Term Note” and “Threshold Amount” set forth in Section 1 of the Loan and Security Agreement are each hereby deleted in its entirety and the following are substituted therefor in appropriate alphabetical order:

“Term Loan Advance” means any Loan funds advanced under this Agreement and includes, without limitation, the Closing Date Term Loan Advance, the Additional Term Loan Advance and the Subsequent Term Loan Advance.

“Term Note” means a Promissory Note in substantially the form of (i) Exhibit B with respect to the Closing Date Term Loan Advance, (ii) Exhibit B-1 with respect to the Additional Term Loan Advance, and (iii) Exhibit B-2 with respect to the Subsequent Term Loan Advance.

“Threshold Amount” means an amount equal to fifty percent of the principal amount of then outstanding Advances (other than Subsequent Term Loan Advances) under this Agreement.

(c)Section 2.2 of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted therefor:

2.2Term Loans.

(a)Advances.  Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and (i) Borrower agrees to draw a Term Loan Advance of Twenty-Five Million Dollars ($25,000,000) on the Closing Date (the “Closing Date Term Loan Advance”), (ii) Borrower agrees to draw, subject to the effectiveness of the First Amendment, a Term Loan Advance of Five Million Dollars ($5,000,000) on the First Amendment Effective Date (the “Additional Term Loan Advance”) and (iii) subject to the Subsequent Term Loan Advance Condition and the other terms of this Agreement, Borrower may request Subsequent Term Loan Advances in an aggregate amount up to Fifteen Million Dollars ($15,000,000) in minimum increments of Five Million Dollars ($5,000,000) during the Subsequent Term Loan Availability Period (such Advances, collectively, the “Subsequent Term Loan Advance”).  Borrower may, subject to the other provisions hereof, cancel the Subsequent Term Loan Facility at any time prior to June 30, 2015 (so long as it has paid the Subsequent Term Loan Facility Fee) or upon the issuance by Parent of Common Stock or other equity securities in an aggregate amount of Twenty Million Dollars ($20,000,000).

(b) Advance Request.  To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the applicable Advance Date) to Agent.  Lender shall fund such Term Loan Advance in the manner requested by the applicable Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the Closing Date, the First Amendment Effective Date or the Second Amendment Effective Date, as applicable.

(c)Interest.  The principal balance of the Closing Date Term Loan Advance shall bear interest thereon from the Closing Date at the Closing Date Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The principal balance of the Additional Term Loan Advance shall bear interest thereon from the First Amendment Effective Date at the Additional Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The principal balance of each Subsequent Term Loan Advance shall bear interest thereon from the date of the related Subsequent Term Loan Advance at the Subsequent Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Closing Date Term Loan Interest Rate, the Additional Term Loan Interest Rate and the Subsequent Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d)Payment.  Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the (i) Closing Date with respect to the Closing Date Term Loan Advance, (ii) First Amendment Effective Date with respect to the Additional Term Loan Advance and (iii) the related Advance Date for each Subsequent Term Loan Advance.  Borrower shall repay the aggregate principal balance of all Term Loan Advances (other than Subsequent Term Loan Advances) that are outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations are repaid.  The entire Term Loan Advance principal balance (other than for Subsequent Term Loan Advances) and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date.  The entire Subsequent Term Loan Advance principal balance and all accrued but unpaid interest related thereto, shall be due and payable on Subsequent Term Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Term Loan Advance.

(d)Section 2.6 of the Loan and Security Agreement is hereby deleted in its entirety and the following is substituted therefor:

Section 2.6.  End of Term Charge.   With respect to the Closing Date Advance and the Additional Term Loan Advance, on the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $2,500,000 (the “Closing Date End of Term Charge”).  With respect to the Subsequent Term Loan Advance, on the earliest to occur of (i) the Subsequent Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to Ten Percent (10%) of the aggregate amount of Subsequent Term Loan Advances actually drawn hereunder (the “Subsequent End of Term Charge”).  Notwithstanding the required payment date of such charges, (A)  the Closing Date End of Term Charge shall be deemed earned by Lender as of the Closing Date and (B) the Subsequent End of Term Charge shall be deemed earned by Lender as of the Second Amendment Effective Date.

(d) A new Section 2.9 to the Loan and Security Agreement is inserted immediately following Section 2.8 as follows:

Section 2.9.  Subsequent Term Loan Facility Fees.  Borrower shall pay to Agent for the account of Lender a facility fee on April 1, 2015 in an amount equal to Four Hundred and Fifty Thousand Dollars ($450,000) (the “Subsequent Term Loan Facility Fee”).  Borrower shall pay to Agent for the account of Lender an amount equal to Seven Hundred and Fifty Thousand Dollars ($750,000) on June 30, 2015 (the “June 30 Subsequent Term Loan Facility Fee”) in the event Borrower does not pay in full any amounts drawn under the Subsequent Term Loan Facility plus all other fees and expenses in relation thereto and terminate the Subsequent Term Loan Facility prior to June 30, 2015.  Notwithstanding the required date of payment of the fees set forth in this Section 2.9, the (A) Subsequent Term Loan Facility Fee  shall be fully earned by Lender as of the Second Amendment Effective Date and (B) the June 30 Subsequent Term Loan Facility Fee shall be fully earned as of June 30, 2015 (but only in the event that Borrower does not pay in full any amounts drawn under the Subsequent Term Loan Facility plus all other fees and expenses in relation thereto and terminate the Subsequent Term Loan Facility prior to such date).  For purposes of clarity, in the event that the Borrower does not receive any Subsequent Term Loan Advances prior to June 30, 2015 and so long as it has paid the Subsequent Term Loan Facility Fee, the Borrower may cancel the Subsequent Term Loan Facility prior to June 30, 2015 without paying the June 30 Subsequent Term Loan Facility Fee.

(e) A new Section 7.16 to the Loan and Security Agreement is inserted immediately following Section 7.15 as follows:

Section 7.16. Minimum Cash Product Revenue.  Commencing with the fiscal quarter in which Borrower requests a Subsequent Term Loan Advance, and continuing for each fiscal quarter thereafter, Parent and its Subsidiaries shall have received cash product revenue in a minimum amount of at least 80% of the projected cash product revenue for such fiscal quarter.  For purposes of this Section 7.16, cash product revenue and the related projections for any fiscal quarter shall be determined based on the 2015/2016 Plans of the Parent, a copy of which was provided to Agent on March 26, 2015.

(f)Schedule 1.1 of the Loan and Security Agreement is hereby amended by deleting the references to “$30,000,000” and substituting in each place “$45,000,000” therefor.

(g)Exhibit 1 to this Amendment is hereby inserted as Exhibit B-2 of the Loan and Security Agreement and shall, for all purposes, be the Exhibit B-2 referred to therein.

3.Conditions to Effectiveness.  The provisions of this Amendment shall become effective on the date, which date (if ever) shall be prior to March 31, 2015, that all of the following conditions precedent have been satisfied (the “Second Amendment Effective Date”):

(a)Agent shall have received a pdf copy of this Amendment, duly executed and delivered by Parent and the Subsidiary Guarantor;

(b)Each of the representations and warranties of Borrower in Section 5 of this Amendment shall be true, correct and accurate in all material respects as of the Second Amendment Effective Date;

(c)No Material Adverse Effect has occurred;

(d)Agent shall have received  a secretary’s certificate certifying as to the Borrower’s charter documents, authorizations and incumbency matters in form and substance satisfactory to Agent;

(e)No Default or Event of Default exists under the Loan and Security Agreement or any Loan Document;

(f)Borrower shall have paid to Agent’s counsel all legal fees and out-of-pocket expenses incurred in connection with this Amendment; and

(g)All legal matters incident to the execution and delivery of this Amendment shall be satisfactory to Agent and its counsel.

4.Conditions to Subsequent Term Loan Advances.  Borrower may not make any Subsequent Term Loan Advance request until it has:

(a)received consents to the transactions contemplated by this Amendment from (i) the counterparties to the agreements listed on Schedule 5.3 to the Loan and Security Agreement and (ii) Total and Maxwell (Mauritius) Pte Ltd with respect to certain covenants contained in the Company’s Tranche I Notes (as defined on Schedule 5.14 of the Loan and Security Agreement) issued pursuant to that certain Securities Purchase Agreement dated as of August 8, 2013, as amended on October 16, 2013 and December 24, 2013, by and among the Company and the investors party thereto;

(b) paid to Agent for the account of Lender the Subsequent Term Loan Facility Fee; and

(c)caused to be delivered to Agent an opinion of counsel with respect to this Amendment in form and substance satisfactory to Agent.

5. Representations, Warranties and Agreements.  Borrower hereby represents, warrants and agrees in favor of Agent and Lender as follows:

(a)No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Loan and Security Agreement contemplated hereby);

(b)The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary corporate and/or other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable.  Each of the Loan and Security Agreement and the other Loan Documents to which Borrower is a party constitutes and continues to constitute the legally, valid and binding obligation of Borrower, in each case enforceable against Borrower  in accordance with its terms;

(c)All of the representations and warranties of Borrower contained in the Loan and Security Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof and will be true and correct on the Second Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(d)No Material Adverse Effect has occurred;

(e)Borrower is entering into this Amendment on the basis of such Person’s own business judgment, without reliance upon Agent or Lender; and

(f)Borrower acknowledges and agrees that the execution and delivery by Agent and Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Agent or Lender to execute similar agreements under the same or similar circumstances in the future.  Neither Agent nor Lender has any obligation to Borrower or any other Person to further amend provisions of the Loan and Security Agreement or the other Loan Documents.  Other than as specifically contemplated hereby, all of the terms, covenants and provisions of the Loan and Security Agreement (and the other Loan Documents) are and shall remain in full force and effect.

6.General Provisions.

(a)Upon the effectiveness of this Amendment, all references in the Loan and Security Agreement and in the other Loan Documents to the Loan and Security Agreement shall refer to the Loan and Security Agreement as modified hereby.  This Amendment shall be deemed incorporated into, and a part of, the Loan and Security Agreement.  This Amendment is a Related Document.  THIS AMENDMENT IS EXPRESSLY SUBJECT TO THE PROVISIONS OF SECTION 11.8 (GOVERNING LAW), SECTION 11.9 (CONSENT TO JURISDICTION AND VENUE) AND SECTION 11.10 (MUTUAL WAIVER OF JURY TRIAL; JUDICIAL REFERENCE) OF THE LOAN AND SECURITY AGREEMENT, WHICH PROVISIONS ARE INCORPORATED HEREIN AND MADE APPLICABLE HERETO BY THIS REFERENCE.

(b)This Amendment is made pursuant to Section 11.3(b) and 11.7 of the Loan and Security Agreement and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.  No third party beneficiaries are intended in connection with this Amendment.

(c)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(e)Borrower shall promptly pay to Agent’s counsel all attorneys’ fees and expenses incurred in connection with the preparation, negotiation and closing of this Amendment.

(f)The appearing parties herein declare that all the terms and conditions of the Loan and Security Agreement continue to remain, as herein amended, in full force and effect and by these presents the appearing parties hereby ratify, reaffirm and confirm all the terms and conditions of the Loan and Security Agreement and further declare that it is their express intention that the transactions set forth in this Amendment shall in no way, manner or form be construed or be interpreted as an extinctive novation of any of the obligations and agreements set forth in the Loan and Security Agreement.

[Document continues with signature pages.]

In Witness Whereof, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

Parent:

Amyris, Inc.

By:	/s/ R Asadorian
	Print Name:	R. Asdorian
	Title:	CFO

Accepted in Palo Alto, California:	Agent:

Hercules Technology Growth Capital, Inc.

By:
Print Name:
Title:

Lender:

Hercules Technology Growth Capital, Inc.

By:
Print Name:
Title:

In Witness Whereof, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

Parent:

Amyris, Inc.

By:
Print Name:
Title:

Accepted in Palo Alto, California:	Agent:

Hercules Technology Growth Capital, Inc.

	By:	/s/ Christine Fera
		Print Name:	Christine Fera
		Title:	Director of Contract Originations

Lender:

Hercules Technology Growth Capital, Inc.

By:	/s/ Christine Fera
	Print Name:	Christine Fera
	Title:	Director of Contract Originations

The undersigned Subsidiary Guarantor hereby acknowledges and consents (without implying the need for any such consent) to the Second Amendment to Loan and Security Agreement set forth above (the “Second Amendment”).  The undersigned confirms that the guaranty set forth in Section 11.19 of the Loan and Security Agreement and that all of the undersigned’s obligations thereunder remain in full force and effect, without set-off, defense or counterclaim, and that the obligations guaranteed thereunder include, without limitation, all amounts owing in respect of the Loan and Security Agreement and the Notes, each modified by the First Amendment to  Loan and Security Agreement, dated as of June 12, 2014 and the Second Amendment to Loan and Security Agreement dated as of March 31, 2015.

Subsidiary Guarantor:

Amyris Fuels, LLC

By:	/s/ Nicholas Khadder
	Print Name:	Nicholas Khadder
	Title:	Secretary

EXHIBIT 1 TO SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

EXHIBIT B-2 TO LOAN AND SECURITY AGREEMENT

SUBSEQUENT SECURED TERM PROMISSORY NOTE

$25,000,000	Advance Date: [______]
Maturity Date: March 31, 2016

FOR VALUE RECEIVED, Amyris, Inc., a Delaware corporation, for itself and each of its Subsidiaries that has delivered a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Twenty-Five Million Dollars ($25,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a fixed rate equal to the greater of (a) the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus 6.25% per annum and (b) 9.5% per annum, in each case based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is a Term Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated March 29, 2014, by and among Borrower, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.  Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[Signature Page Follows]

BORROWER FOR ITSELF AND
ON BEHALF OF THE SUBSIDIARIES
THAT HAVE DELIVERED A JOINDER
AGREEMENT:

AMYRIS, INC.

By:
Name:	John G. Melo
Title:	President and Chief Executive Officer